Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Contact

Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

INTRUSION INC. ANNOUNCES THIRD QUARTER RESULTS

Revenue Increases 16% Sequentially

Gross Profit Margin Reaches 60%

Richardson, Texas – November 3, 2005 – Intrusion Inc. (NASDAQ: INTZ), (“Intrusion”) today announced financial results for the three months ended September 30, 2005.

Revenue for the third quarter 2005 was $2.0 million, compared to $1.7 million for third quarter 2004.  Third quarter revenue increased 16% sequentially from the second quarter of 2005.

Intrusion’s net loss was $0.5 million in the third quarter 2005, compared to $0.9 million in the third quarter 2004.  Third quarter net loss decreased 49% sequentially from second quarter of 2005.

Gross profit margin was 60% of revenue in the third quarter of 2005 compared to 57% of revenue in the second quarter of 2005 and 50% of revenue in the third quarter of 2004.

Intrusion’s third quarter 2005 operating expenses were $1.7 million, compared to $1.9 million for the second quarter 2005 and $1.8 million for the third quarter 2004.

As of September 30, 2005, Intrusion reported cash, cash equivalents and short-term investments of $2.9 million, working capital of $2.4 million and no debt.

The net decrease in cash, cash equivalents and short-term investments in the third quarter was $0.7 million, compared to $0.6 million in the second quarter 2005 and $1.1 million in the third quarter 2004.

“Our financial results continue to improve with sequential revenue growth and net loss reduction for the past two quarters,” stated G. Ward Paxton, Chairman, President and CEO of Intrusion.  “If the current trend continues, we anticipate we will reach profitability with revenue between $2.5 and $2.8 million per quarter.  During the third quarter the business momentum related to Intrusion’s new Compliance Commander™, Regulated Information Compliance, Data Privacy and Identity Theft Prevention product family increased significantly.  For example, at the beginning of the third quarter, we had Compliance Commander™ evaluations with six potential customers with estimated potential revenue of approximately $145,000.  By the end of the third quarter, we had evaluations with twenty-eight potential customers with estimated potential revenue of $907,000.”

Recently, Intrusion announced Compliance Commander™ sales to Atlanta Postal Credit Union and Texas Bank and Trust.

Intrusion’s two additional product lines, SecureNet™ Intrusion Prevention/Detection and TraceCop™ Entity Identification systems, continue to generate the majority of Intrusion’s revenue.  The U.S. Government is Intrusion’s largest customer with revenue coming from several different government entities.  An additional large U.S. Army base purchased and installed SecureNet™ Intrusion Prevention/Detection systems during the third quarter.  This was the first phase for this new U.S. Army customer.  The majority of Compliance Commander™ systems will be sold to commercial customers, which will shift the mix between Government and Commercial sales toward the Commercial side as Compliance Commander™ sales increase.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CST today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CST until November 10, 2005 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 1650592.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of regulated information compliance, entity identification systems, data privacy protection products, and network intrusion prevention and detection solutions.  Intrusion’s product families include the Compliance Commander™ for regulated information compliance, data privacy protection and identity theft prevention, TraceCop™ identification and location system, Intrusion SpySnare™ for real-time inline blocking of spyware and unwanted P2P applications, and Intrusion SecureNet™ for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products in emerging markets, market acceptance of our products, the impact of our sustained losses on our ability to successfully operate and grow our business, our stock price and our ongoing Nasdaq eligibility, our ability to generate sufficient cash flow or obtain additional financing on acceptable terms in order to fund ongoing liquidity needs, the highly competitive market for our products, the effects of sales and implementation cycles for our products on our quarterly results, difficulties in accurately estimating market growth, the consolidation of the information security industry, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

This release may include various non-GAAP financial measures (as defined by SEC Regulation G).  The Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations for the period presented by eliminating the effects of one-time and other transactions that can distort underlying operational results in order to provide greater comparability of the Company’s quarterly financial performance on a year-to-year basis.  The most directly comparable GAAP financial measures and reconciliation of the differences between the GAAP financial measures can be found in the text of this release and the Company’s Unaudited Condensed Consolidated Statements of Operations attached to this release.

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	September 30,	December 31,
	2005	2004
ASSETS

Current Assets:
Cash and cash equivalents	$2,398	$2,315
Short-term investments	500	75
Accounts receivable, net of allowance for doubtful accounts of $223 in 2005 and $508 in 2004	902	1,220
Inventories, net	519	950
Prepaid expenses	189	393
Total current assets	4,508	4,953

Property and equipment, net	294	299
Other assets	43	64
TOTAL ASSETS	$4,845	$5,316

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,368	$1,667
Deferred revenue	713	799
Total current liabilities	2,081	2,466

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares – 5,000
Series 1 shares issued and outstanding – 389 in 2005 and 840 in 2004
Liquidation preference of $1,994 in 2005	1,375	2,968
Series 2 shares issued and outstanding – 500 in 2005 Liquidation preference of $1,256 in 2005	787	—
Common stock, $.01 par value:
Authorized shares – 80,000
Issued shares – 6,714 in 2005 and 5,431 in 2004 Outstanding shares – 6,704 in 2005 and 5,421 in 2004	67	54
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	52,251	49,095
Accumulated deficit	(51,175)	(48,732)
Accumulated other comprehensive loss	(179)	(173)
Total stockholders’ equity	2,764	2,850
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,845	$5,316

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Revenue	$1,978	$1,677	$4,872	$4,047
Cost of revenue	797	843	2,064	2,056

Gross profit	1,181	834	2,808	1,991

Operating expenses:
Sales and marketing	797	894	2,429	2,867
Research and development	552	613	1,957	1,947
General and administrative	336	304	868	884
Severance and related costs	—	5	55	134

Operating loss	(504)	(982)	(2,501)	(3,841)

Interest income, net	23	9	56	34
Other income, net	—	26	2	67

Loss before income taxes	(481)	(947)	(2,443)	(3,740)
Income tax provision	—	—	—	—
Net loss	(481)	(947)	(2,443)	(3,740)
Preferred stock dividends accrued	(44)	(67)	(129)	(129)
Beneficial conversion feature on preferred stock	—	—	(919)	(938)
Net loss attributable to common stockholders	$(525)	$(1,014)	$(3,491)	$(4,807)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.08)	$(0.20)	$(0.56)	$(0.93)
Weighted average shares outstanding
- Basic and Diluted	6,586	5,166	6,270	5,166